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                                                                    EXHIBIT 23.9

                        CONSENT OF INDEPENDENT AUDITORS

     The Board of Directors
     The Health Information Network Connection, LLC:


We consent to the incorporation by reference in this registration statement of Healtheon/WebMD Corporation on Form S-4 of our report dated March 8, 2000 on our audit of the financial statements of The Health Information Network Connection, LLC as of and for the year ended December 31, 1999 and for the cumulative period from inception (November 26, 1996) to December 31, 1999 and to the reference to our firm under the heading "Experts" in the proxy statement/prospectus.


                                                                 /s/ KPMG LLP


Melville, New York
July 27, 2000